SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                Date of Report
                (Date of earliest
                event reported):      July 25, 2001


                            Oshkosh Truck Corporation
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             (Exact name of registrant as specified in its charter)


   Wisconsin                         1-13886                    39-0520270
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(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                     P.O. Box 2566, Oshkosh, Wisconsin 54903
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          (Address of principal executive offices, including zip code)


                                 (920) 235-9151
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                         (Registrant's telephone number)

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Item 2.        Acquisition or Disposition of Assets.
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               On July 25, 2001, Oshkosh Truck Corporation (the "Company")
acquired from Powell Duffryn Limited ("Powell Duffryn") all of the outstanding capital stock of Geesink Group BV, Norba AB and Geesink Norba Limited (collectively, the "Geesink Norba Group") pursuant to a Sale and Purchase Agreement, dated June 28, 2001, among the Company, Powell Duffryn and the other parties named therein (the "Acquisition"). The total purchase price for the Acquisition was (E)155.6 million, including interest from March 31, 2001 to closing and cash acquired of (E)3.1 million, and net of assumed debt of (E)0.4 million (approximately U.S. $136.9 million based upon the exchange rate of U.S. $.88 to (E)1.00 as of July 25, 2001). The purchase price was determined on the basis of arm's length negotiations between the parties. There is no material relationship between Powell Duffryn and the Company or any of its affiliates, directors or officers or any of their associates.

               The Geesink Norba Group is a leading European manufacturer of refuse collection truck bodies, mobile and stationary compactors and transfer stations under the Geesink(R) and Norba(R) brands. The Company intends to operate the business of Geesink Norba Group in substantially the same manner as it has been conducted prior to the Acquisition.

               The Company entered into a Second Amended and Restated Credit Agreement, dated July 23, 2001, with Bank of America, N.A., Bank One, NA, Firstar Bank, N.A. and the other financial institutions party thereto, which added a $140.0 million Term Loan B to the Company's senior credit facility to finance the Acquisition.

Item 7.        Financial Statements and Exhibits.
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               (a)   Not applicable.

               (b)   Not applicable.

               (c)   Exhibits.
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                     The exhibits listed in the accompanying Exhibit Index are
                     filed as part of this current Report on Form 8-K.


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                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OSHKOSH TRUCK CORPORATION



Date:  August 6, 2001                   By: /s/ Charles L. Szews
                                           ------------------------------------
                                           Charles L. Szews
                                           Executive Vice President and
                                           Chief Financial Officer


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

                            OSHKOSH TRUCK CORPORATION

                   Exhibit Index to Current Report on Form 8-K
                               Dated July 25, 2001


Exhibit
Number
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(2.1)          Sale and Purchase Agreement, dated June 28, 2001, among Powell
               Duffryn Holdings BV, Powell Duffryn (International) Limited and Powell Duffryn Investments Limited as Sellers, Oshkosh Group BV and Oshkosh European Holdings SL as Purchasers, Powell Duffryn Limited as Sellers' Guarantor and Oshkosh Truck Corporation as Purchasers' Guarantor.

(4.1) Second Amended and Restated Credit Agreement, dated July 23, 2001, among Oshkosh Truck Corporation, Bank of America, N.A., as Agent and Swing Line Lender, Bank One, NA, as Syndication Agent, Firstar Bank, N.A., as Documentation Agent, and the other financial institutions party thereto.



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